Exhibit 5(a)

                                 Steel Hector & Davis LLP
                                 1900 Phillips Point West
                                 777 South Flagler Drive
                              West Palm Beach, Florida 33401




                                  September 29, 1998


          FPL Group, Inc.
          FPL Group Capital Inc
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Ladies and Gentlemen:

            As counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), and FPL Group Capital Inc, a Florida corporation (the "Company"), we have participated in the preparation and filing of a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof (the "Registration Statement") in connection with the proposed offering of up to $625 million in principal amount of the Company's unsecured debt securities (the "Debentures") and FPL Group's Guarantee relating thereto (the "Guarantee"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered thereby.

            Based on the foregoing, we are of the opinion that the Debentures and the Guarantee, when the Debentures are sold as contemplated by the Registration Statement, will be valid, legal and binding obligations of the Company and FPL Group, respectively, except as such may later be limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and limitations on the availability of equitable remedies.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the Prospectus included in the Registration Statement under the captions "Experts" and "Legal Opinions".

            We are members of the Florida Bar and this opinion is limited to the laws of Florida and the federal laws of the United States. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP, New York, New York. As to all matters of Florida law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion as though it were rendered to it.


                                          Very truly yours,

                                          /s/ Steel Hector & Davis LLP

                                          STEEL HECTOR & DAVIS LLP